UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 3, 2019 (November 26, 2019)

ENERGY RESOURCES 12, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-55916	81-4805237
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

                          Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Energy Resources 12, L.P. (the “Partnership”) is filing this report in accordance with Item 1.02 of Form 8-K.

Item 1.02 – Termination of a Material Definitive Agreement

On November 26, 2019, the Partnership elected to terminate its loan agreement for a revolving credit facility dated August 31, 2018, as amended (the “Loan Agreement”), between and among the Partnership, Simmons Bank as administrative agent and the lenders party thereto. The related mortgage secured by the Partnership’s non-operated oil and gas assets in North Dakota terminated in conjunction with the extinguishment of the Loan Agreement. At the date of termination, the Partnership had no outstanding borrowings under the Loan Agreement. Early termination of the Loan Agreement did not require payment of any early termination penalties. The election to terminate the Loan Agreement was determined based on the Partnership’s current financial position, and the Partnership remains in good standing with the lenders party to the Loan Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 3, 2019

ENERGY RESOURCES 12, L.P.

		By:	/s/ David McKenney
David McKenney
Chief Financial Officer of Energy Resources 12 GP, LLC